UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 11, 2024

Endeavor Group Holdings, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-40373	83-3340169
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9601 Wilshire Boulevard, 3rd Floor Beverly Hills, California	90210
(Address of principal executive offices)	(Zip Code)

(310) 285-9000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.00001 par value per share	EDR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On November 11, 2024, WME IMG, LLC (“WME IMG”), an indirect controlled subsidiary of Endeavor Group Holdings, Inc., a Delaware corporation (“Endeavor” or the “Company”), entered into a Transaction Agreement by and among WME IMG, OB Global Holdings LLC (“Acquiror”), an entity affiliated with Ariel Emanuel and certain members of OpenBet management, OB US Parent LLC (“OB US Parent”) and IMG Arena US Parent, LLC (together with OB US Parent, the “Companies”) (the “Transaction Agreement”). Pursuant to the Transaction Agreement, Acquiror will acquire all outstanding equity interests in the Companies for consideration valued at approximately $450 million, subject to certain adjustments, consisting of (i) a $100 million cash payment, subject to specified adjustments as set forth in the Transaction Agreement, and (ii) an unsecured promissory note with a make-whole value of approximately $350 million upon the occurrence of certain events, including a voluntary prepayment or a change of control of Acquiror, substantially in the form attached to the Transaction Agreement (the “Seller Note”). All defined terms used in this Current Report on Form 8-K that are not otherwise defined herein have the meanings ascribed to such terms in the Transaction Agreement.

The Transaction Agreement contemplates that the parties will enter into the Seller Note and certain other ancillary agreements as of the Closing, including a transition services agreement, pursuant to which WME IMG will provide specified services and licenses to Acquiror following Closing in connection with Acquiror’s operation of the Transferred Entities. In addition, Acquiror entered into an equity commitment letter with respect to funds to be made available to Acquiror by an affiliate of Mr. Emanuel to support the working capital needs of the Transferred Entities following the Closing.

The Closing is subject to the satisfaction or waiver of certain customary conditions, including, among others, (i) the expiration of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, (ii) obtaining applicable gaming authority approvals, (iii) the absence of any order or legal requirement that enjoins, restrains or otherwise prevents the consummation of the transaction and (iv) the consummation of the Pre-Closing Restructuring.

The Transaction Agreement contains customary representations, warranties and covenants of the parties thereto. Between the date of the Transaction Agreement and the earlier of the Closing and the termination of the Transaction Agreement, subject to certain exceptions, the parties have agreed to certain covenants, including covenants regarding the operation of the Transferred Entities, receipt of approvals required by applicable gaming regulatory authorities, and the use of reasonable best efforts to promptly obtain other necessary regulatory approvals, subject to certain exceptions.

WME IMG is subject under the Transaction Agreement to limited indemnification obligations in favor of Acquiror in connection with breaches of representations and warranties, breaches of post-Closing covenants, Excluded Liabilities, liabilities relating to the Pre-Closing Restructuring and Pre-Closing Tax Liabilities.

The Transaction Agreement includes customary termination provisions for both the Acquiror and WME IMG, whereby the parties may terminate (i) by mutual written consent, (ii) if the Closing has not occurred by April 2, 2025, as may be adjusted under the merger agreement for the proposed Endeavor take private, (iii) following a permanent legal prohibition on consummating the transaction, (iv) following a breach by the other party of its covenants contained in the Transaction Agreement that would result in a failure of a condition to Closing that is either incapable of being cured, or, if curable, has not been cured by a specified date, and (v) if the merger agreement for the proposed Endeavor take private is terminated in accordance with its terms.

The parties expect to consummate a further transfer and sale of IMG ARENA in a private transaction following the Closing.

The foregoing description of the material terms of the Transaction Agreement is not complete and is qualified in its entirety by reference to the Transaction Agreement, a copy of which is attached hereto as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference. The Transaction Agreement and the foregoing summary of such agreement have been included to provide investors and stockholders with information regarding the terms of such agreement. The representations, warranties and covenants of the parties contained in the Transaction Agreement are made solely for the benefit of the parties thereto. In addition, such representations, warranties and covenants are

(i) made only for purposes of the Transaction Agreement, (ii) qualified by confidential disclosures made by the parties to each other in connection with the Transaction Agreement, (iii) subject to materiality qualifications contained in the Transaction Agreement which may differ from what may be viewed as material by investors, (iv) made only as of the date of the Transaction Agreement or such other date as is specified in the Transaction Agreement and (v) included in the Transaction Agreement for the purpose of allocating risk between the contracting parties rather than establishing matters as facts. Investors should not rely on the representations, warranties or covenants, or any descriptions thereof, as characterizations of the actual state of facts or condition of the parties or any of their respective subsidiaries or affiliates. Information concerning the subject matter of the representations and warranties may change after the date of the Transaction Agreement, which subsequent information may or may not be fully reflected in the parties’ public disclosures. Moreover, the Transaction Agreement should not be read alone, but should instead be read in conjunction with the other information regarding the parties and other documents that the parties will file with the U.S. Securities and Exchange Commission (the “SEC”).

Item 7.01	Regulation FD Disclosure.

On November 11, 2024, the Company issued a press release announcing the proposed acquisition of OpenBet and IMG ARENA. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

The information contained under Item 7.01 of this Current Report on Form 8-K (including Exhibit 99.1) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act except as may be expressly set forth by specific reference in such filing.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Endeavor intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act and Section 21E of the Exchange Act. All statements in this Current Report on Form 8-K that do not relate to matters of historical fact should be considered forward-looking statements, including statements regarding the Acquiror’s proposed acquisition of OpenBet and IMG ARENA, the potential subsequent sale of IMG ARENA and the planned take-private of Endeavor. The words “believe,” “may,” “will,” “estimate,” “potential,” “continue,” “anticipate,” “intend,” “expect,” “could,” “would,” “project,” “plan,” “target,” and similar expressions are intended to identify forward-looking statements, though not all forward-looking statements use these words or expressions. These forward-looking statements are based on management’s current expectations. These statements are neither promises nor guarantees and involve known and unknown risks, uncertainties and other important factors that may cause actual results, performance or achievements to be materially different from what is expressed or implied by the forward-looking statements, including, but not limited to important factors discussed in Part I, Item 1A “Risk Factors” in Endeavor’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, as any such factors may be updated from time to time in the Company’s other filings with the SEC, including without limitation, the Company’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2024, accessible on the SEC’s website at www.sec.gov and Endeavor’s Investor Relations site at investor.endeavorco.com. Forward-looking statements speak only as of the date they are made and, except as may be required under applicable law, Endeavor undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1^+	Transaction Agreement, dated as of November 11, 2024, by and among WME IMG, LLC, OB Global Holdings LLC, OB US Parent LLC and IMG Arena US Parent, LLC.

99.1	Press Release of Endeavor Group Holdings, Inc., dated November 11, 2024

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

^

Schedules and similar attachments have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company undertakes to furnish supplemental copies of any of the omitted schedules upon request by the U.S. Securities and Exchange Commission.

+

Certain portions of this exhibit (indicated by “[***]”) have been omitted pursuant to Item 601(b)(10)(iv) of Regulation S-K. The Company undertakes to furnish unredacted versions of the exhibit upon request by the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENDEAVOR GROUP HOLDINGS, INC.

By:	/s/ Jason Lublin
Name:	Jason Lublin
Title:	Chief Financial Officer

Date: November 12, 2024